As filed with the Securities and Exchange Commission on February 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Byrna Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Burtt Road Suite 115 Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan

(Full title of the plan)

Bryan Ganz
President and Chief Executive Officer
Byrna Technologies Inc.
100 Burtt Road, Suite 115

Andover, MA 01810

(Name and address of agent for service)

(978) 868-5011

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Josef B. Volman, Esq.

Robert A. Petitt, Esq.
Blank Rome LLP

125 High Street
Boston, MA 02110
Telephone: (617) 415-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

INTRODUCTION

Byrna Technologies Inc., a Delaware corporation (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-260106) on October 7, 2021 (the “2021 Registration Statement”), pursuant to and in accordance with the requirements of Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 2,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable to employees, officers, directors, consultants and advisors of the Company under the Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the 2021 Registration Statement is incorporated into this Registration Statement on Form S-8 (the “Registration Statement”) by reference.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-268796) on December 14, 2022 (the “2022 Registration Statement”), pursuant to and in accordance with the requirements of General Instruction E to Form S-8, for the purpose of registering under the Securities Act an additional 1,300,000 shares of Common Stock that may be issued pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the 2022 Registration Statement is incorporated into this Registration Statement by reference.

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement for the purpose of registering an additional 2,375,000 shares of the Common Stock that may be issued pursuant to the Plan, pursuant to an amendment to the Plan to increase the number of shares of Common Stock available for awards under the Plan by 2,375,000 shares of Common Stock, which amendment was approved by the Company’s Board of Directors on October 21, 2024 and the Company’s stockholders at its 2024 Annual Meeting of Stockholders held on November 20, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering:

(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024, filed with the Commission on February 7, 2025, pursuant to Section 13 of the Exchange Act; and

(b) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-256684) filed with the Commission on June 1, 2021 and as amended on July 6, 2021 and July 12, 2021, in each case pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on this 7th day of February, 2025.

BYRNA TECHNOLOGIES INC.

By:	/s/ Bryan Ganz
Bryan Ganz
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bryan Ganz and Laurilee Kearnes, and each of them singly (with full power to each of them to act alone), as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan Ganz	President, Chief Executive Officer and Director	February 7, 2025
Bryan Ganz	(principal executive officer)

/s/ Laurilee Kearnes	Chief Financial Officer	February 7, 2025
Laurilee Kearnes	(principal financial and accounting officer)

/s/ Herbert Hughes	Chairman	February 7, 2025
Herbert Hughes

/s/ Chris Lavern Reed	Director	February 7, 2025
Chris Lavern Reed

/s/ Emily Rooney	Director	February 7, 2025
Emily Rooney

/s/ Leonard Elmore	Director	February 7, 2025
Leonard Elmore

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed on February 26, 2021 and incorporated by reference thereto).

4.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant, filed April 28, 2021 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on April 28, 2021 and incorporated by reference thereto).

4.3

Certificate of Amendment to the Certificate of Incorporation of the Registrant, filed June 17, 2022 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 17, 2022 and incorporated by reference thereto).

4.4

Bylaws of the Registrant, as amended and restated effective April 19, 2021 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on April 26, 2021 and incorporated by reference thereto).

4.5*	Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan

5.1*	Opinion of Blank Rome LLP

23.1*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm

23.2	Consent of Blank Rome LLP (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (contained on signature page hereto)

107*	Calculation of Filing Fee Table

* Filed herewith.